PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated April 13, 2022)	Registration No. 333-264110

1,095,000 American Depositary Shares representing 10,950,000 Ordinary Shares
Pre-Funded Warrants to Purchase up to 4,905,000 American Depositary Shares
4,905,000 American Depositary Shares representing 49,050,000 Ordinary Shares Underlying the Pre-Funded Warrants

We are offering to a certain institutional investor pursuant to this prospectus supplement and the accompanying prospectus (i) 1,095,000 American Depositary Shares, or ADSs, each representing ten (10) ordinary shares, no par value, or Ordinary Shares, at an offering price of $1.00 per ADS, and (ii) pre-funded warrants to purchase up to 4,905,000 ADSs representing 49,050,000 Ordinary Shares, at an offering price of $0.999 per pre-funded warrant, to the investor whose purchase of ADSs in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding ADSs immediately following the consummation of this offering, in lieu of ADSs that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding ADSs. Each of the pre-funded warrants will be exercisable for one ADS. The pre-funded warrants will have an exercise price of $0.001 per ADS, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants issued in this offering are exercised in full. We are also offering the ADSs representing Ordinary Shares issuable from time to time upon exercise of the pre-funded warrants being offered by this prospectus supplement and accompanying prospectus.

In a concurrent private placement, we are issuing to such institutional investor unregistered warrants to purchase up to 6,000,000 ADSs representing 60,000,000 Ordinary Shares at an exercise price of $1.10 per ADS, for each ADS or pre-funded warrant issued in this offering. The warrants are exercisable at any time upon issuance and will expire three and one-half years following the date of issuance. In the concurrent private placement, the unregistered warrants and the unregistered ADSs issuable upon the exercise of the warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Our ADSs are listed on the Nasdaq Stock Market LLC, or Nasdaq, under the symbol “STKH.” On July 24, 2023, the closing price of the ADSs on Nasdaq was $1.02 per ADS. There is no established trading market for the pre-funded warrants or warrants and we do not intend to list the pre-funded warrants or warrants on any securities exchange or nationally recognized trading system.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates as of July 24, 2023, based on the closing price of our ADSs on Nasdaq on July 24, 2023, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $21.3 million. During the prior 12 calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not offered securities pursuant to General Instruction I.B.5 of Form F-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 9 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the offering. The placement agent has agreed to use its reasonable best efforts to sell the securities offered by this prospectus supplement and the accompanying prospectus, but the placement agent has no obligation to purchase or sell any of such securities or to arrange for the purchase or sale of any specific number or dollar amount of such securities. We have agreed to pay the placement agent fees set forth in the table below.

	Per ADS	Per Pre-Funded Warrant	Total USD
Offering price	$1.00	$0.999	$5,995,095
Placement agent’s fees(1)	$0.075	$0.075	$450,000
Proceeds, before expenses, to us(2)	$0.925	$0.924	$5,545,095

(1)
Includes a cash fee of 7.5% of the gross proceeds of this offering. In addition, we have also agreed to (i) reimburse the placement agent for certain offering-related expenses and (ii) issue to the placement agent, or its designees, warrants to purchase a number of ADSs equal to 7.0% of the aggregate number of ADSs issued in this offering (including the ADSs issuable upon exercise of the pre-funded warrants), at an exercise price equal to 125% of the offering price of the ADS and the accompanying warrant in this offering, or $1.25 per ADS. Please refer to the section entitled “Plan of Distribution” on page S-14 of this prospectus supplement for additional information with respect to the compensation payable to the placement agent.

(2)	The amount of the offering proceeds to us presented in this table does not give effect to the sale or exercise, if any, of the unregistered warrants in the concurrent private placements.

We expect to deliver the securities being offered pursuant to this prospectus supplement and accompanying prospectus on or about July 27, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is July 25, 2023.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to a registration statement (No. 333-264110) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process.

This prospectus supplement and the accompanying prospectus provide specific information about the offering by us of our ADSs under the shelf registration statement. This document is in two parts. The first part is the prospectus supplement, which describes the specific terms of the offering of ADSs, the registered pre-funded warrants, and the ADSs underlying such pre-funded warrants and adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We and the placement agent have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. This prospectus is an offer to sell only the Securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is current only as of the date of the front cover of the prospectus. Our business, financial condition, operating results and prospects may have changed since that date.

This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies, regardless of the time of delivery of this prospectus or of any sale of the securities offered hereby.  Our business, financial condition, results of operations, and prospects may have changed since that date.  We do not take any responsibility for, nor do we provide any assurance as to the reliability of, any information other than the information in this prospectus.  Neither the delivery of this prospectus nor the sale of the ADSs means that information contained in this prospectus is correct after the date of this prospectus.

Unless the context suggests otherwise, all references to “Steakholder Foods,” “we,” “us,” “our,” the “Company,” the “Registrant” and all similar designations refer to Steakholder Foods Ltd., an Israeli company, and its consolidated subsidiaries.

For investors outside of the United States: neither we nor the placement agent have taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

The term “NIS” refers to New Israeli Shekels, the lawful currency of the State of Israel. The terms “dollar,” “U.S. dollar” and “$” refer to the United States dollar, the lawful currency of the United States of America.

We are incorporated under Israeli law and under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we are responsible for all of the disclosures contained in this prospectus, including such statistical, market and industry data, we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties, including those discussed under the heading “Risk Factors.”

PRESENTATION OF FINANCIAL INFORMATION

Unless derived from our consolidated financial statements or otherwise indicated, U.S. dollar translations of NIS amounts presented in this prospectus are translated using the rate of NIS 3.71 to $1.00, based on the representative exchange rate reported by the Bank of Israel on July 25, 2023. We report under International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB. None of the financial statements were prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

On January 26, 2020, Steakholder Foods (then called Ophectra Real Estate and Investment Ltd., or Ophectra), a company incorporated under the laws of the State of Israel whose shares were traded on the Tel Aviv Stock Exchange, or TASE, merged with MeaTech Ltd., or MeaTech, a privately-held Israeli company developing cultivated meat technologies, whereupon the name Ophectra was changed to Meat-Tech 3D Ltd., and later changed to MeaTech 3D Ltd., or MeaTech 3D, and then to Steakholder Foods Ltd. in July 2022. In connection with the merger, MeaTech's shareholders transferred 100% of MeaTech’s share capital to Steakholder Foods, and in return Steakholder Foods allotted such shareholders 60% of the Company’s issued and paid-up share capital, as well as milestone-based warrants at no exercise price. At the closing of the merger, MeaTech’s directors and officers were appointed to equivalent positions at Steakholder Foods.

Although Steakholder Foods is the legal acquirer of MeaTech’s shares as described above, because (i) the shareholders of MeaTech received the majority of the voting rights in Steakholder Foods and the ability to determine the Company’s financial and operational policies, (ii) the management of MeaTech continued to serve as the management of Steakholder Foods, and (iii) at the time of the completion of the merger, Steakholder Foods was a company without significant business operations, the merger is not considered a business acquisition as defined in IFRS 3, it was determined that MeaTech is the acquirer of the business for accounting purposes and the transaction was treated as a reverse acquisition that does not constitute a business combination.

Therefore, our consolidated financial statements and financial data included herein for all periods through and including December 31, 2019 were adjusted retroactively to reflect the financial statements of MeaTech (now called Steakholder Foods Ltd.), other than the information concerning earnings per share, which is presented according to the equity information of Steakholder Foods and our consolidated financial statements and financial data included herein from January 1, 2020 onward relate to Steakholder Foods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

TRADEMARKS AND TRADENAMES

We own or have rights to trademarks, service marks and trade names that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are listed without the ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our trademarks, service marks and trade names.

We have not taken any action to permit a public offering of the securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the securities and the distribution of this prospectus outside of the United States.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere incorporated by reference in this prospectus constitute forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “project,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans, and strategies; statements that contain projections of results of operations or of financial condition; expected capital needs and expenses; statements relating to the research, development, completion and use of our products; and all statements (other than statements of historical facts) that address activities, events, or developments that we intend, expect, project, believe, or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.  We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments, and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•          our estimates regarding our expenses, future revenue, capital requirements and needs for additional financing;

•          our expectations regarding the success of our cultured meat manufacturing technologies we are developing, which will require significant additional work before we can potentially launch commercial sales;

•          our research and development activities associated with technologies for cultured meat manufacturing, including three-dimensional meat production, which involves a lengthy and complex process;

•          our expectations regarding the timing for the potential commercial launch of our cultured meat technologies;

•          our ability to successfully manage our planned growth, and any future acquisitions, joint ventures, collaborations or similar transactions;

•          the competitiveness of the market for our cultured meat technologies;

•          our ability to enforce our intellectual property rights and to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

•          our ability to predict and timely respond to preferences for alternative proteins and cultured meats and new trends;

•          our ability to attract, hire and retain qualified employees and key personnel; and

•          other risks and uncertainties, including those listed under the heading “Risk Factors” in our most recent Annual Report on Form 20-F.

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus supplement and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (the “Annual Report”), which is incorporated herein by reference. Given these uncertainties, you should not rely upon forward-looking statements as guarantees of future outcomes.

All forward-looking statements contained herein and in any of the foregoing documents speak only as of the date hereof or of such documents, respectively, and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents. We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus supplement and accompanying prospectus that we consider important.  This summary does not contain all of the information you should consider before investing in our securities.  You should read this summary together with the entire prospectus supplement and accompanying prospectus, including the risks related to our business, our industry, investing in our securities and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement and accompanying prospectus and the other documents incorporated by reference into this prospectus, which are described under “Incorporation by Reference” before making an investment in our securities.

Our Company

Overview

We are an international deep-tech food company that initiated activities in 2019 and are listed on the Nasdaq Capital Market under the ticker “STKH”. We believe that cultivated meat technologies hold significant potential to improve meat production, develop a sustainable livestock system, simplify the meat supply chain, and offer consumers a range of new product offerings.

We aim to provide an alternative to industrialized animal farming that reduces carbon footprint, minimizes water and land usage, and prevents the slaughtering of animals. By adopting a modular factory design, we expect to be able to offer a sustainable solution for producing a variety of beef, chicken, pork and seafood products, both as raw materials and whole cuts.

We are developing cultivated meat technologies, including three-dimensional printing technology, together with biotechnology processes and customizable manufacturing processes in order to manufacture cultivated meat, fish and other seafood, that does not require animal slaughter. We are developing a novel, proprietary three-dimensional bioprinter to deposit layers of cells and other non-animal-derived materials, differentiated stem cells, scaffolding, and cell nutrients in a three-dimensional form of structured cultivated meat. We believe that the cultivated meat production processes we are developing, which are designed to offer our eventual customers an alternative to industrial slaughter, have the potential to improve the quality of the environment, shorten global food supply chains, and reduce the likelihood of health hazards such as zoonotic diseases transferred from animals to humans (including viruses, such as virulent avian influenza and COVID-19, and drug-resistant bacterial pathogens, such as some strains of salmonella).

In December 2021, we announced that we had successfully three-dimensionally printed a 3.67 oz cultivated steak, primarily composed of cultivated fat and muscle tissues. While cultivated meat companies have made some progress developing unstructured, or even undifferentiated, alternative meat products, such as minced meat and sausage, to the best of our knowledge, the industry has struggled in developing high-margin, high-value structured and cultivated meat products such as steak, fillets or other premium cuts. Unlike minced meat, a cultivated meat steak product has to grow in fibers and contain connective tissues and fat. To be adopted by diners, we believe that cultivated steaks will need to be meticulously manufactured to look and smell like conventional meat, both before and after cooking, and to taste and feel like meat to the diner. We believe that we are the first company to be developing both a proprietary bioprinter and the related processes for growing cultivated meat to focus on what we believe is a high value sector of the alternative protein market.

In May 2022, we joined the United Nations, or UN, Global Compact initiative, committing to ten universally accepted principles in the areas of human rights, labor, environment, and anti-corruption and to act in support of the issues embodied in the UN’s Sustainable Development Goals.

In April 2023, we announced that we had bio-printed the world’s first cultivated fish fillet, by customizing bio-inks utilizing grouper cells to print a cultivated grouper product.

In May 2023, we announced that Moran Attar, CPA, joined the team as Vice-President of Finance following the decision of our Chief Financial Officer, Mr. Eitan Noah, to step down from his position. Mr. Noah stated that his resignation was for personal reasons.

In July 2023, we announced that we had entered into a Memorandum of Agreement for Strategic Cooperation (MOA) with an accredited GCC-based governmental body as our strategic partner, to advance food security efforts through the application of our 3D printing technology. Commencing with an investment by the strategic partner in the construction of a pilot plant to produce printed hybrid-fish products, the MOA eventually aims to create a first-of-its-kind large-scale production facility in the Persian Gulf region. The agreement foresees a material initial down payment to us for the procurement of its 3D-printer technologies, followed by a milestone-based sales and procurement plan for industrial-scale output.

We are led by our Chief Executive Officer, Arik Kaufman, who has founded various Nasdaq- and TASE - traded foodtech companies, and currently serves as director of Wilk Technologies Ltd. He is also a founding partner of BlueOcean Sustainability Fund, LLC, or BlueSoundWaves, led by Ashton Kutcher, Guy Oseary and Effie Epstein, which has partnered with Steakholder to assist in attempting to accelerate the Company’s growth. Mr. Kaufman holds extensive personal experience in the fields of food-tech and bio-tech law, and has led and managed numerous complex commercial negotiations, as part of local and international fundraising, mergers and acquisitions, or M&A, transactions and licensing agreements. We have carefully selected personnel for the rest of our executive management team who possess substantial industry experience and share our core values, from fields as diverse as tissue engineering, industrial stem cell growth, and printer and print materials development.

Corporate Information

We were incorporated in May 2018 in Israel as DocoMed Ltd., and originally provided digital health services. In July 2019, we changed our name to MeaTech, and commenced our cultured meat technology development operations. In January 2020, MeaTech completed a merger with Ophectra, whereupon the name Ophectra was changed to Meat-Tech 3D Ltd., and later changed to MeaTech 3D Ltd. and then Steakholder Foods Ltd.

Our principal executive offices are located at 5 David Fikes St., P.O. Box 4061, Rehovot 7638205 Israel. The phone number at our principal executive offices is +972-73-332-2853. We maintain a corporate website at www.steakholderfoods.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The Offering

The following summary contains basic information about our securities and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our ADSs, you should read the section of the accompanying prospectus entitled “Description of American Depositary Shares.”

Issuer	Steakholder Foods Ltd.

ADSs we are offering	1,095,000 ADSs representing 10,950,000 Ordinary Shares.

Offering price per ADS	$1.00 per ADS.

Pre-funded warrants we are offering
Pre-funded warrants to purchase up to 4,905,000 ADSs representing 49,050,000  Ordinary Shares to the investor whose purchase of ADSs in this offering would otherwise result in the investor, together with its affiliates and certain related parties, beneficially owning more than 4.99% of our outstanding ADSs immediately following the consummation of this offering, in lieu of ADSs that would otherwise result in the investor’s beneficial ownership exceeding 4.99% of our outstanding ADSs.  The pre-funded warrants will have an exercise price of $0.001 per ADS, will be immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This prospectus supplement also relates to the offering of the ADSs issuable upon exercise of the pre-funded warrants.

Offering price per pre-funded warrant	$0.999 per pre-funded warrant.

Concurrent Private Placement
In a concurrent private placement, we are selling to the purchaser unregistered warrants to purchase up to 6,000,000 ADSs representing 60,000,000 Ordinary Shares at an exercise price of $1.10 per ADS. The unregistered warrants are exercisable at any time upon issuance and will expire three and one-half years following the date of issuance. The unregistered warrants and the ADSs issuable upon the exercise of the unregistered warrants, are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus. See “Private Placement of Warrants” on page S-12 of this prospectus supplement.

Use of Proceeds
We estimate the net proceeds from this offering and the sale of the unregistered warrants in the concurrent private placement will be approximately $5.35 million, based upon an offering price of $1.00 per ADS and $0.999 per pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us, and assuming full exercise of the pre-funded warrants to be issued in this offering and no exercise of any unregistered warrants to be issued to the investor in the private placement concurrently with this offering. We currently intend to use the net proceeds from this offering for funding research and development and clinical trials and for other working capital and general corporate purposes. See “Use of Proceeds” on page S-8 of this prospectus supplement.

ADSs to be outstanding after this offering
27,240,293 ADSs, assuming the full exercise of the pre-funded warrants sold hereunder and no exercise of any unregistered warrants to be issued in the private placement concurrently with this offering.

Risk factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement and on page 8 of the accompanying prospectus, for a discussion of certain factors you should consider before investing in our securities.

Listings
Our ADSs are listed on the Nasdaq under the symbol “STKH.” We do not intend to list the pre-funded warrants and the unregistered warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the unregistered warrants will be limited.

The above table is based on 21,240,293 ADSs, outstanding as of July 24, 2023, and excludes as of such date the following:

•	2,122,310 ADSs issuable upon the exercise of options and restricted share units to purchase ADSs, at a weighted average exercise price of $1.51 per ADS;

•	a total of 727,563 of our ADSs reserved for future issuance under our 2022 Share Incentive Plan;

•
621,577 ADSs issuable to a consultant upon exercise of options at an exercise price to be determined at the time of exercise using a pre-determined formula, and restricted share units vesting into 51,797 ADSs;

•
9,453,045 ADSs issuable upon the exercise of investor warrants to purchase ADSs outstanding as of that date, at a weighted average exercise price of $4.20 per ADS, which warrants are expected to remain outstanding at the consummation of this offering; and

•	6,000,000 ADSs issuable upon exercise of the warrants to be issued to the investor in a private placement concurrently with this offering, at an exercise price of $1.10 per ADS; and

•	420,000 ADSs issuable upon the exercise of warrants to be issued to the placement agent (or its designees) as compensation in connection with this offering, at an exercise price of $1.25 per ADS.

Unless otherwise stated, all information in this prospectus supplement assumes no exercise of the outstanding options or warrants into ADSs as described above.

RISK FACTORS

An investment in our securities involves significant risks. Before making an investment in our securities, you should carefully read all of the information contained in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our securities, please review the additional risk factors disclosed below, the information under the heading “Risk Factors” in the accompanying prospectus and the section entitled “Risk Factors” contained in our annual report on Form 20-F for the year ended December 31, 2022 filed with the SEC on April 4, 2023. In addition, please read “About this Prospectus Supplement” and “Special Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, operations results of operations, financial condition and prospects.

Risks Relating to the ADSs and this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We currently intend to use the net proceeds from this offering for funding research and development and clinical trials and for other working capital and general corporate purposes. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

You will experience immediate dilution in book value of any ADSs you purchase.

Because the price per ADS being offered is substantially higher than our net tangible book value per ADS, you will suffer dilution in the net tangible book value of any ADSs you purchase in this offering. After giving effect to the sale by us of an aggregate of (i) 1,095,000 ADSs, (ii) pre-funded warrants to purchase up to 4,905,000 ADSs, and (iii) the unregistered warrants to purchase up to 6,000,000 ADSs at an offering price of $1.00 per ordinary share and unregistered warrant and an offering price of $0.999 per pre-funded warrant and unregistered warrant, and assuming full exercise of the pre-funded warrants and no exercise of any unregistered warrants, the pro forma as adjusted net tangible book value of our ADSs would have been approximately $19 million, or $0.70 per ADS, as of December 31, 2022 (an increase in net tangible book value of approximately $0.06 per ADS to our existing shareholders, relative to the pro forma book value per ADS). If you purchase ADSs or pre-funded warrants in this offering, you will suffer immediate and dilution of approximately $0.30 per ADS, after deducting the placement agent fees and estimated offering expenses payable by us. See “Dilution” on page S-10 for a more detailed discussion of the dilution you will incur in connection with this offering.

A substantial number of ADSs may be sold in this offering, which could cause the price of our ADSs to decline.

In this offering we will sell 1,095,000 ADSs, and a pre-funded warrants to purchase up to 4,905,000 ADSs. In addition, in a concurrent private placement, we are selling to the purchaser unregistered warrants to purchase up to 6,000,000 ADS at an exercise price of $1.10 per ADS. This sale and any future sales of a substantial number of ADSs in the public market, or the perception that such sales may occur, could adversely affect the price of the ADSs on Nasdaq. We cannot predict the effect, if any, that market sales of those ADSs or the availability of those ADSs for sale will have on the market price of our ADSs.

Issuance of additional equity securities may adversely affect the market price of the ADSs.

We are currently authorized to issue 1,000,000,000 ordinary shares. As of July 24, 2023, we had 21,240,293ADSs issued and outstanding and we had no preferred shares outstanding. As of July 24, 2023, we had also issued securities vesting or exercisable into 12,228,729 ADSs.

To the extent that ADSs are issued or options and warrants are exercised, holders of the ADSs and our ADSs will experience dilution. In addition, in the event of any future issuances of equity securities or securities convertible into or exchangeable for ADSs, holders of the ADSs or our ADSs may experience dilution. We also consider from time to time various strategic alternatives that could involve issuances of additional ADSs, including but not limited to acquisitions and business combinations, but do not currently have any definitive plans to enter into any of these transactions.

We do not intend to apply for any listing of the pre-funded warrants and unregistered warrants on any exchange or nationally recognized trading system, and we do not expect a market to develop for the pre-funded warrants and unregistered warrants.

 We do not intend to apply for any listing of the pre-funded warrants or unregistered warrants on the Nasdaq or any other securities exchange or nationally recognized trading system, and we do not expect a market to develop for the pre-funded warrants or unregistered warrants. Without an active market, the liquidity of the pre-funded warrants and unregistered warrants will be limited. Further, the existence of the pre-funded warrants and unregistered warrants may act to reduce both the trading volume and the trading price of our ADSs.

Except as otherwise provided in the pre-funded warrants and the unregistered warrants, holders of pre-funded warrants and the unregistered warrants will have no rights as stockholders of our ADSs until such holders exercise their pre-funded warrants and/or unregistered warrants.

The pre-funded warrants and the unregistered warrants offered do not confer any rights of ADSs ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our ADSs at a fixed price. Specifically, a holder of a pre-funded warrant may exercise the right to acquire ADSs and pay a nominal exercise price of $0.001 at any time and a holder of an unregistered warrant may exercise the right to acquire ADSs at an exercise price of $1.10 per ADSs any time during the three and one-half years following the date of issuance. Upon exercise of the pre-funded warrants and/or the unregistered warrants, the holders thereof will be entitled to exercise the rights of a holder of ADSs only as to matters for which the record date occurs after the exercise date.

We have no plans to pay dividends on our ADSs, and you may not receive funds without selling the ADSs.

We have not declared or paid any cash dividends on our ADSs, nor do we expect to pay any cash dividends on our ADSs for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and for future stock repurchases and, therefore, we have no plans to pay cash dividends on our ADSs at this time. Any future determination to pay cash dividends on our ADSs will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the ADSs in order to generate cash from your investment. You may not receive a gain on your investment when you sell the ADSs and may lose the entire amount of your investment.

If we are a “passive foreign investment company” for U.S. federal income tax purposes, there may be adverse U.S. federal income tax consequences to U.S. investors

Based on our income and assets, we believe that we may be treated as a PFIC for the preceding taxable year. However, the determination of our PFIC status is made annually based on the factual tests described below. Consequently, while we may be a PFIC in future years, we cannot estimate with certainty at this stage whether or not we are likely to be treated as a PFIC in the current taxable year or any future taxable years. Generally, if, for any taxable year, at least 75 percent of our gross income is “passive income” or at least 50 percent of the average percentage of our assets during the taxable year (based on the average of the fair market values of the assets determined at the end of each quarterly period) are assets that produce or are held for the production of passive income, we will be characterized as a PFIC for U.S. federal income tax purposes. Passive income for this purpose generally includes, among other things, dividends, interest, rents, royalties, gains from commodities and securities transactions, and gains from assets that produce passive income. However, rents and royalties received from unrelated parties in connection with the active conduct of a trade or business should not be considered passive income for purposes of the PFIC test. For example, if we were to be characterized as a PFIC for U.S. federal income tax purposes in any taxable year during which a U.S. Holder (as defined in “Item 10.—Additional Information—Taxation — Material United States federal income tax considerations” in our most recent annual report on Form 20-F) holds ordinary shares or ADSs, such U.S. Holder could be subject to additional taxes and interest charges upon certain distributions by us and any gain recognized on a sale, exchange or other disposition of our shares, whether or not we continue to be characterized as a PFIC. Certain adverse consequences of PFIC status can be mitigated if a U.S. Holder makes a “mark to market” election or an election to treat us as a qualified electing fund, or QEF. See “Item 10.—Additional Information—Taxation—Passive foreign investment company considerations” in our most recent annual report on Form 20-F.

Whether we are a PFIC for any taxable year will depend on the composition of our income and the composition and value of our assets from time to time. Each U.S. Holder is strongly urged to consult its tax advisor regarding these issues and any available elections to mitigate such tax consequences.

USE OF PROCEEDS

We estimate the net proceeds from this offering and the sale of unregistered warrants in the concurrent private placement will be approximately $5.35 million, based upon an offering price of $1.00 per ADSs and $0.999 per pre-funded warrant, after deducting placement agent fees and estimated offering expenses payable by us, and assuming full exercise of the pre-funded warrants to be issued in this offering and no exercise of any unregistered warrants to be issued to the investor in the private placement concurrently with this offering. We do not know when the unregistered warrants that are issued to the investor in a private placement concurrently with this offering will be exercised, or exercised, at all.

We currently intend to use the net proceeds from this offering to use the net proceeds for working capital for general corporate purposes. As a result, our management will retain broad discretion in the allocation and use of the net proceeds of this offering, and the investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Pending application of the net proceeds for the purposes as described above, we expect to invest the net proceeds in short-term, interest-bearing securities, investment grade securities, certificates of deposit or direct or guaranteed obligations of the U.S. government.

CAPITALIZATION

The following table sets forth our capitalization:

•	on an actual basis as of December 31, 2022;

•
on a pro forma basis, giving effect to the sale in January 2023 of: (i) 1,550,000 ADSs, (ii) pre-funded warrants to purchase up to 4,950,000 ADSs, and (iii) common warrants to purchase 6,500,000 ADSs, at an offering price of $1.00 per ADS and common warrant, and an offering price of $0.9999 per pre-funded warrant and common warrant, after deducting the placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of approximately $5.74 million.

•
on a pro forma as adjusted basis, giving effect to the sale of an aggregate of (i) 1,095,000 ADSs, (ii) pre-funded warrants to purchase up to 4,905,000 ADSs, and (iii) in the concurrent private placement the unregistered warrants to purchase up to 6,000,000 ADSs at an offering price of $1.00 per ADS and unregistered warrant and an offering price of $0.999 per pre-funded warrant and unregistered warrant, after deducting the placement agent fees and estimated offering expenses payable by us, resulting in net proceeds of approximately $5.35 million, in this offering.

The pro forma and pro forma as adjusted amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement.

	As of December 31, 2022
	(Actual)	(Pro Forma)	(Pro Forma As Adjusted)
	(U.S.$ in thousands)
Long-term liabilities:	$3,109	$3,109	$3,109

Shareholders’ equity:
Share capital and premium on shares	73,234	78,974	84,324
Capital reserves	3,811	3,811	3,811
Currency translation differences reserve	(1,424)	(1,424)	(1,424)
Accumulated deficit	(67,738)	(67,738)	(67,738)
Total shareholders’ equity	7,883	13,623	18,973
Total capitalization (long-term liabilities and equity)	$10,992	$16,732	$22,082

The above table is based on 14,647,168 ADSs outstanding as of December 31, 2022 and excludes as of such date the following:

•	1,318,835 ADSs issuable upon the exercise of options and restricted share units to purchase ADSs at a weighted average exercise price of $6.73 per ADS;

•	a total of 859,537 of our ADSs reserved for future issuance under our 2022 Share Incentive Plan;

•
621,577 ADSs issuable to a consultant upon exercise of options at an exercise price to be determined at the time of exercise using a pre-determined formula, and restricted share units vesting into 82,877 ADSs;

•	3,539,982 ADSs issuable upon the exercise of investor warrants to purchase ADSs, at a weighted average exercise price of $7.43 per ADS; and

•	139,020 ADSs issuable upon exercise of rights to investors that had been granted and remained outstanding with no exercise price, vesting based on milestones yet to be achieved;

DILUTION

If you invest in our securities, your ownership interest will be diluted to the extent of the difference between the offering price per ADS and the net tangible book value per ADS after this offering. We calculate net tangible book value per ADS by dividing the net tangible book value, which is tangible assets less total liabilities, by the number of outstanding ordinary shares.

Our net tangible book value as of December 31, 2022, was approximately $7.9 million, or approximately $0.54 per ADS. Net tangible book value per ordinary share represents the amount of our total tangible assets less total liabilities divided by the total number of our Ordinary Shares outstanding as of December 31, 2022.

After giving effect to the sale in January 2023 of (i) 1,550,000 ADSs, (ii) pre-funded warrants to purchase up to 4,950,000 ADSs, and (iii) common warrants to purchase 6,500,000 ADSs, at an offering price of $1.00 per ADS and common warrant, and an offering price of $0.9999 per pre-funded warrant and common warrant, our pro forma net tangible book value as of December 31, 2022 would have been $13.6 million, or $0.64 per ADS.

After giving effect to the sales of (i) an aggregate of 1,095,000 ADSs at the offering price of $1.00 per ordinary share in this offering, (ii) the pre-funded warrants to purchase up to 4,905,000 ADSs at the offering price of $0.999 per pre-funded warrant in this offering (assuming full exercise of the pre-funded warrants sold in this offering), and (iii) the unregistered warrants to purchase up to 6,000,000 ADSs at an exercise price of $1.10 per ordinary share in the concurrent private placement (assuming no exercise of any unregistered warrants or warrants to be issued to the investor in the private placement concurrently with this offering), our pro forma as adjusted net tangible book value as of December 31, 2022 would have been $19 million, or $0.70 per ADS. This represents an immediate increase in the net tangible book value of $0.06 per ADS to our existing shareholders and an immediate and substantial dilution in net tangible book value of $0.30 per ADS to the new investor. The following table illustrates this per ADS dilution:

Offering price per ADS	$1.00
Pro forma net tangible book value per ADS as of December 31, 2022	$0.64
Increase in net tangible book value per ADS attributable to the investor purchasing ADSs in this offering	$0.06
Pro forma as adjusted net tangible book value per ADS as of December 31, 2022, after giving effect to this offering	$0.70

Dilution per ADS to the new investor in this offering	$(0.30)

The above tables are based on 1,464,717 ADSs outstanding as of December 31, 2022 and exclude as of such date the following:

•	1,318,835 ADSs issuable upon the exercise of options and restricted share units to purchase ADSs at a weighted average exercise price of $6.73 per ADS;

•	a total of 859,537 of our ADSs reserved for future issuance under our 2022 Share Incentive Plan;

•
704,454 ADSs issuable to a consultant upon exercise of options , at an exercise price to be determined at the time of exercise using a pre-determined formula, and restricted share units vesting into 82,877 ADSs;

•	3,539,982 ADSs issuable upon the exercise of investor warrants to purchase ADSs, at a weighted average exercise price of $7.42 per ADS; and

•	139,020 ADSs issuable upon exercise of rights to investors that had been granted and remained outstanding with no exercise price, vesting based on milestones yet to be achieved;

The above illustration of dilution per ADS to the investors participating in this offering assumes no exercise of outstanding options to purchase our ordinary shares or outstanding warrants to purchase our ordinary shares. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to the new investors.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Ordinary Shares

The material terms and provisions of our ordinary shares are described under the heading “Description of Share Capital” in the accompanying prospectus.

Pre-Funded Warrants

The following is a summary of the material terms and provisions of the pre-funded warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of pre-funded warrants, which has been provided to the investor in this offering and which will be filed with the SEC as an exhibit to our Report on Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

The pre-funded warrants offered hereby will have an exercise price of $0.001 per ADS. The pre-funded warrants will be immediately exercisable and may be exercised at any time after their original issuance until such pre-funded warrants are exercised in full. The exercise prices and numbers of ADSs issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our ADSs. Pre-funded warrants will be issued in certificated form only.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of ADSs purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of our outstanding ADSs immediately after exercise.

Cashless Exercise

The holder may elect to receive upon such exercise (either in whole or in part) the net number of ADSs determined according to a formula set forth in the warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the pre-funded warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our ADSs, then upon any subsequent exercise of a pre-funded warrant, the holder will have the right to receive as alternative consideration, for each ADS that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of ADSs for which the pre-funded warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional ADSs will be issued upon the exercise of the pre-funded warrants. Rather, the number of ADSs to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for any of the pre-funded warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any of the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the pre-funded warrants or by virtue of the holders’ ownership of ADSs, the holders of pre-funded warrants do not have the rights or privileges of holders of our ADSs, including any voting rights, until such pre-funded warrant holders exercise their warrants.

PRIVATE PLACEMENT OF WARRANTS

In a concurrent private placement, we are selling to the same investor warrants to purchase up to 6,000,000 ADSs representing 60,000,000 Ordinary Shares. These warrants and ADSs representing Ordinary Shares issuable upon the exercise of such warrants are not being registered under the Securities Act and are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, investors may only sell ADSs issued upon exercise of these warrants pursuant to an effective registration statement under the Securities Act covering the resale of those ADSs, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

These warrants are exercisable for a period of three and one-half years at an initial exercise price of $1.10 per ADS. The exercise price is subject to customary adjustments in the event of stock splits, stock dividends, stock combinations and similar recapitalization transactions.

These warrants also contain a beneficial ownership limitation which provides that we shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of ADSs outstanding immediately after giving effect to the issuance of ADSs issuable upon the exercise.

The holder of a warrant may exercise its warrant by delivering an appropriately competed and signed exercise notice in the form attached to the warrant. Payment of the exercise price for the number of ADSs for which a warrant is being exercised is required to be delivered within two trading days after exercise of such warrant. A holder of a warrant will also have the right to exercise such warrant on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the ADSs issuable upon exercise of such warrant. Upon the holder’s exercise of a warrant, we will issue the ADSs issuable upon such exercise by the date that is the earliest of (i) two trading days after the delivery of the exercise notice to us and (ii) one trading day after the delivery of the aggregate exercise price to us, if not exercised on a cashless basis.

If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our ADSs are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our ADSs are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction. Additionally, as more fully described in the warrant, in the event of certain fundamental transactions, the holders of a warrant will be entitled to receive consideration in an amount equal to the Black Scholes value of the warrants on the date of consummation of such transaction.

We have entered into a purchase agreement directly with an investor in connection with this offering.

PLAN OF DISTRIBUTION

Pursuant to an engagement agreement dated June 21, 2023, we have engaged H.C. Wainwright & Co., LLC, or the placement agent, to act as our exclusive placement agent in connection with this offering of our ADSs pursuant to this prospectus supplement and accompanying prospectus. Under the terms of the engagement agreement, the placement agent has agreed to be our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our securities in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering and is not purchasing or selling any securities, nor is required to arrange for the purchase and sale of any specific number or dollar amount of securities other than the use its reasonable “best efforts” to arrange for the sale of securities by us. Therefore, we may not sell the entire amount of securities being offered. The placement agent may engage one or more sub-agents or selected dealers to assist with the offering.

We have entered into a purchase agreement directly with an investor in connection with this offering, and we will only sell our securities offered hereby to the investor who has entered into the purchase agreement.

We expect to deliver the securities being offered pursuant to this prospectus supplement and the accompanying prospectus on or about July 27, 2023, subject to satisfaction of certain customary closing conditions.

We will pay the placement agent a cash fee equal to 7.5% of the aggregate gross proceeds of this offering and the concurrent private placement. We will also pay the placement agent a non-accountable expense allowance of $25,000 in connection with this offering and the concurrent private placement, up to $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses and the placement agent’s closing costs, which shall not exceed $15,950. We estimate our total expenses associated with the offering, excluding placement agent fees and expenses, will be approximately $105,000.

In addition, we agreed to issue unregistered warrants to the placement agent, or its designees, to purchase a number of ADSs equal to 7.0% of the aggregate number of ADSs and ADSs issuable upon the exercise of the pre-funded warrants sold in this offering, or 420,000 ADSs. The placement agent warrants will have an exercise price of $1.25 per ADS, or 125% of the offering price per ADS, and will have a term of five years from the commencement of sales in this offering.

The following table sets forth the per ADS and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the ADSs and pre-funded warrants pursuant to this prospectus supplement and the accompanying prospectus:

	Per ADS	Per Pre-Funded Warrant	Total
Offering price	$1.00	$0.999	$5,995,095
Placement agent’s fees	$0.075	$0.075	$450,000
Proceeds, before expenses, to us	$0.925	$0.924	$5,545,095

After deducting those fees and expenses due to the placement agent and our other estimated offering expenses, we expect the net proceeds from this offering to be approximately $5.35 million.

Tail Financing Payments

We have agreed that the placement agent shall be entitled to compensation, with respect to any public or private offering or other financing or capital-raising transaction of any kind, a Tail Financing, to the extent that such financing or capital is provided to the Company by investors whom the placement agent had contacted during the term of its engagement or introduced to the Company during the term of the placement agent’s engagement by the Company, if such Tail Financing is consummated at any time within the twelve-month period following the expiration or termination of the placement agent’s engagement by the Company.

Right of First Refusal

We have also granted the placement agent a right of first refusal for a period of twelve months following the closing of this offering to act as sole book-running manager, sole underwriter or sole placement agent for each and every future public offering (including at-the-market facility) or private placement of equity or any other capital-raising financing of equity, equity-linked or debt securities by us or any of our subsidiaries.

Lock-up Restrictions

Pursuant to the Purchase Agreement, we have agreed that, for a period commencing on the date of this prospectus and ending 30 days after the closing date, we will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of our ADSs, ordinary shares or ordinary shares equivalents.

We have also agreed that, for a period commencing on the date of this prospectus and ending twelve months from the closing date of this offering, subject to limited exceptions, we will not (i) issue or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional ADSs or ordinary shares either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the ADSs or ordinary shares at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the ADSs or ordinary shares or (ii) enter into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, “at-the-market” offering or similar transactions whereby we may issue securities at a future determined price, such transactions in (i) and (ii) above being “Variable Rate Transactions”. However, the prohibition of Variable Rate Transactions as described above shall not restrict us from issuing ADSs and/or ordinary shares under an at the market offering program with the placement agent as the sales agent following the date that is 6 months following the closing date.

Indemnification

We have agreed to indemnify the placement agent and specified other persons against certain civil liabilities, including liabilities under the Securities Act, and the Securities Exchange Act of 1934, as amended, or the Exchange Act, and to contribute to payments that the placement agent may be required to make in respect of such liabilities.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it, and any profit realized on the resale of the securities sold by it while acting as principal, might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of ADSs, ordinary shares and warrants by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●
may not bid for or purchase any of our securities, or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution in the securities offered by this prospectus supplement.

Other Relationships

The placement agent and its affiliates may have provided us and our affiliates in the past, and may provide from time to time in the future, certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received, and may continue to receive, customary fees and commissions. In addition, from time to time, the placement agent and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.  The placement agent acted as our placement agent in our March 2021 financing for which it received compensation.

The foregoing description of the engagement agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to such, a copy of which will be attached as an exhibit to our Report on Form 6-K being filed with the SEC in connection with this offering.

The depositary for the ADSs to be issued in this offering is The Bank of New York Mellon.

EXPERTS

The consolidated financial statements of Steakholder Foods Ltd. (formerly MeaTech 3D Ltd.) as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, have been included herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2022 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations and net capital deficiency raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

LEGAL MATTERS

Greenberg Traurig, LLP has passed upon certain legal matters regarding the securities offered hereby under U.S. law, and Meitar | Law Offices, Israel, has passed upon certain legal matters regarding the securities offered hereby under Israeli law. Haynes and Boone, LLP, New York, New York is acting as counsel to the placement agent in this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act covering the ADSs to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ADSs. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and submit to the SEC, on Form 6-K, unaudited quarterly financial information for the first three quarters of each fiscal year within 60 days after the end of each such quarter, or such applicable time as required by the SEC.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference are:

(1)	our annual report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 4, 2023.

(2)	our Form 6-Ks furnished with the SEC on April 24, 2023, (in each case, to the extent expressly incorporated by reference into our effective registration statements on Form F-3); and

(3)
the description of our ADSs contained in Exhibit 2.3 to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on April 4, 2023, and any amendment or report filed for the purpose of further updating that description.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Steakholder Foods Ltd.
5 David Fikes St., P.O. Box 4061
Rehovot 7638205 Israel
Tel +972-73-332-2853
Email: arik@steakholderfoods.com
Attn: Arik Kaufman, Chief Executive Officer

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

EXPENSES

The following table sets forth costs and expenses, other than any placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$95,000	*
Accounting fees and expenses	$-	*
Printing expenses	$5,000	*
Miscellaneous fees and expenses	$5,000	*

Total	$105,000	*

*     denotes estimate

 PROSPECTUS

$75,000,000 of Ordinary Shares, ADSs, Warrants,
and/or Units Offered by the Company

MEATECH 3D LTD.

We may offer, issue and sell from time to time, in one or more offerings, up to $75,000,000, in the aggregate, of our ordinary shares, warrants to purchase ordinary shares, American Depositary Shares, or ADSs, warrants and units comprised of, or other combinations of, the foregoing securities. We refer to the ordinary shares, ADSs, warrants and units individually and collectively as “securities” in this prospectus.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference herein and therein, before you invest in any of our securities.

We may, from time to time, offer and sell securities through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, or Nasdaq, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriters, agents or dealers and any applicable fees, commissions or discounts. For a more complete description of the plan of distribution of the securities, see the section entitled “Plan of Distribution” beginning on page 28 of this prospectus. Our net proceeds from the sale of securities will also be set forth in the applicable prospectus supplement.

The ADSs representing our ordinary shares are traded on the Nasdaq under the symbol “MITC.” On April 1, 2022, the closing price of the ADSs was $5.14 as reported on Nasdaq.

On February 9, 2022, the aggregate market value of our ordinary shares held by non-affiliates was approximately $72,641,785.09 based on 126,529,867 ordinary shares outstanding as of March 31, 2022, of which 121,474,557 ordinary shares were held by non-affiliates, and a per ADS price of $5.98, which was the closing sale price of the ADSs on Nasdaq on such date. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our voting and non-voting ordinary shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding ordinary shares held by non-affiliates is less than $75 million. We have not offered any securities pursuant to General Instruction I.B.5 on Form F-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus.

As of the date of this prospectus, we are an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, are eligible for reduced public company disclosure requirements. See “Our Company—Implications of Being an Emerging Growth Company and a Foreign Private Issuer” for additional information.

Investing in our securities involves risks. See the section entitled “Risk Factors” on page 9 of this prospectus, in the applicable prospectus supplement and in the documents we incorporate by reference herein or therein.

Neither the Securities and Exchange Commission nor any state or other securities commission, has approved or disapproved of our securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 13,, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time, in one or more offerings up to a total dollar amount of $75,000,000, from time to time in one or more offerings, as described in this prospectus.

We have not authorized any other person to provide you with different or additional information other than that contained in or incorporated by reference into this prospectus or any applicable prospectus supplement. We don’t take any responsibility, and can make no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Under this shelf registration, we may offer any combination of the securities described in this prospectus from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities described herein, we will provide prospective investors with a supplement to this prospectus that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. Accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in any prospectus supplement or any related free writing prospectus that we may authorize. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Unless otherwise indicated, “MeaTech 3D,” “MeaTech,” “the Company,” “our company,” “we,” “us” and “our” refer to MeaTech 3D Ltd.

MeaTech is a trademark of ours that we use in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to our trademark and tradenames.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference in this prospectus, contains, and any prospectus supplement or document incorporated by reference therein may contain, statements that are forward-looking statements about our expectations, beliefs or intentions regarding, among other things, our product development efforts, business, financial condition, results of operations, strategies, plans and prospects. Forward-looking statements can be identified based on our use of forward-looking words such as “believe,” “expect,” “intend,” “plan,” “may,” “should,” “anticipate,” “could,” “might,” “seek,” “target,” “will,” “project,” “forecast,” “continue” or their negatives or variations of these words or other comparable words, or by the fact that these statements do not relate strictly to historical matters. Forward-looking statements relate to anticipated or expected events, activities, trends or results as of the date they are made. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements, including, but not limited to, any of the following:

•	our estimates regarding our expenses, future revenue, capital requirements and needs for additional financing;

•
our expectations regarding the success of our cultured meat manufacturing technologies we are developing, which will require significant additional work before we can potentially launch commercial sales;

•	our research and development activities associated with technologies for cultured meat manufacturing, including three-dimensional meat production, which involves a lengthy and complex process;

•	our expectations regarding the timing for the potential commercial launch of our cultured meat technologies;

•
our ability to successfully manage our planned growth, including with respect to our recent acquisition of Peace of Meat BV, or Peace of Meat, and any future acquisitions, joint ventures, collaborations or similar transactions;

•	the potential business or economic disruptions caused by the COVID-19 pandemic;

•	the competitiveness of the market for our cultured meat technologies;

•
our ability to enforce our intellectual property rights and to operate our business without infringing, misappropriating, or otherwise violating the intellectual property rights and proprietary technology of third parties;

•	our ability to predict and timely respond to preferences for alternative proteins and cultured meats and new trends;

•	our ability to attract, hire and retain qualified employees and key personnel; and

•	other risks and uncertainties, including those listed under the heading “Risk Factors.”

We believe that our forward-looking statements are reasonable; however, these statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors (including those identified above) that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We describe and/or refer to many of these risks in greater detail under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2021, which is incorporated herein by reference, and may further describe or refer to these risks in any prospectus supplement or document incorporated by reference herein or therein. Given these uncertainties, you should not rely upon forward-looking statements as guarantees of future outcomes.

All forward-looking statements contained herein and in any of the foregoing documents speak only as of the date hereof or of such documents, respectively, and are expressly qualified in their entirety by the cautionary statements contained within the “Risk Factors” section of those documents. We do not undertake to update or revise forward-looking statements to reflect events or circumstances that arise after the date on which such statements are made or to reflect the occurrence of unanticipated events, except as required by law.

OUR COMPANY

Our Business

History and Development of the Company

We were incorporated in May 2018 in Israel as DocoMed Ltd., and originally provided digital health services. In July 2019, we changed our name to MeaTech Ltd., or MeaTech, and commenced our cultured meat technology development operations. In January 2020, MeaTech completed a merger, or the Merger, with Ophectra Real Estate and Investment Ltd., or Ophectra, a company incorporated in Israel whose shares were traded on the Tel Aviv Stock Exchange (TASE), whereupon the name of Ophectra was changed to Meat-Tech 3D Ltd., and later further changed to MeaTech 3D Ltd.

According to the terms of the Merger, MeaTech 3D acquired all outstanding shares of MeaTech from MeaTech’s shareholders, in return for the issuance of 30,525,506 ordinary shares with no par value to the shareholders of MeaTech. Following the issuance, these shares formed 60% of our outstanding capital, and MeaTech become MeaTech 3D’s wholly-owned subsidiary. In September 2020, MeaTech changed its name to Chicken Meat-Tech Ltd. and later further changed its name to MeaTech MT Ltd.

In connection with the Merger, the Tel Aviv District Court for Economic Affairs approved an arrangement whereby all of Ophectra’s assets and liabilities, whether certain or contingent, at the time of the Merger were irrevocably assigned to a trust account for the purpose of settling Ophectra’s pre-merger liabilities (except for Ophectra’s ownership of 14.74% of the outstanding shares of Therapin Ltd., or Therapin, a company incorporated in Israel, which we temporarily retained with the provision that should the trust account funds and assets not suffice to pay the aforesaid liabilities, we will be liable for a portion of them, up to the value of the Therapin asset). This includes all future liabilities arising from Ophectra’s activities prior to the Merger (including tax liabilities, if any), and any commitments made by Ophectra prior to the Merger. We also provided the trust account approximately NIS 1.3 million (approximately $0.4 million), which we include in our public listing expenses, for the purpose of settling any of Ophectra’s debts, and bear no additional liabilities to the settlement fund. Anyone who believed they had a claim to Ophectra’s assets were invited to lodge their claims to the trustees. Due to the fact that two years have passed since the merger, and the fact that the Settlement Fund no longer contains any assets, its trustees are expected to instigate proceedings to wind up the Settlement Fund.

Upon completion of the Merger, all directors and officers of MeaTech became directors and officers of MeaTech 3D, in addition to some of the independent directors of Ophectra.

Although MeaTech 3D was the legal acquirer of MeaTech’s shares as described above, because (i) the shareholders of MeaTech received the majority of the voting rights in MeaTech 3D and the ability to determine its financial and operational policy, (ii) the management of MeaTech continues to serve as the management of MeaTech 3D and (iii) at the time of completion of the merger, MeaTech 3D was a company without significant business operations, the merger is not considered a business acquisition as defined in IFRS 3. As a result, it was determined that MeaTech is the acquirer of the business for accounting purposes and the transaction was treated as a reverse acquisition that does not constitute a business combination.

Therefore, the consolidated financial statements and financial data incorporated by reference herein for all periods through and including December 31, 2019 were adjusted retroactively to reflect the financial statements of MeaTech (now called MeaTech MT Ltd.), other than the information concerning earnings per share, which is presented according to the equity information of MeaTech 3D (then called Ophectra Real Estate and Investments Ltd.), and our consolidated financial statements and financial data included herein from January 1, 2020 onward relate to MeaTech 3D.

We temporarily maintained ownership of 14.74% of the outstanding shares of Therapin Ltd., or Therapin, while considering a possible collaboration, however, in May 2020, we returned these holdings to Therapin, and agreed to convert our investment of NIS 7.25 million in Therapin into an interest-free loan, to be repaid by the latter at a rate of NIS 0.48 million per annum for ten years (NIS 4.8 million in total) plus NIS 2.45 million to be paid upon an exit event, including a public offering, or repayment of 14.74% of any distributable surplus or dividend distributed by Therapin, up to the amount of the outstanding balance, as detailed in our separation agreement with Therapin. As part of the agreement, Therapin gave us an option to convert the cash payment to equity of Therapin.

Acquisition of Peace of Meat

In February 2021, we finalized our acquisition of Peace of Meat, a Belgian producer of cultured avian products, for up to $19.9 million in cash and equity, depending on milestone achievements. We intend to leverage Peace of Meat’s cultured avian technologies to diversify our own bovine-oriented technologies and expedite our entry into the market for plant-based meat alternatives and cultured products.

$28 million Nasdaq listing and voluntary delisting from the Tel Aviv Stock Exchange

In March 2021, we raised $28 million in gross proceeds in an initial public offering of ADSs on the Nasdaq Capital Market, making us the first cultured meat company to be publicly traded in the US. In August 2021, we completed the process of voluntarily delisting our ordinary shares from the TASE, with the ADSs representing our ordinary shares continuing to trade on the Nasdaq Capital Market. The decision was made in order to internationalize our investor and public relations efforts into the United States and globally.

Initiation of food technology development activities in Europe

In April 2021, we commenced food technology development activities through our European subsidiary, MeaTech Europe, with an initial focus on hybrid foods using Peace of Meat’s cultured fat. Hybrid foods are products composed of both plant and cultured meat ingredients that have the potential to offer a meatier experience than purely plant-based meat alternatives.

Letter of intent with Tiv Ta’am Holdings to develop and distribute cultured meat products

In July 2021, as part of our strategy, we signed a non-binding letter of intent with Tiv Ta'am, a leading food retailer and meat producer in Israel, to examine options to commercialize our products. We are unable to determine whether a binding cooperation agreement will result from negotiations, however such an agreement would be expected to include cooperation on research and the establishment of a production facility for cultivated meat products, as well as a grant of distribution and marketing rights to Tiv Ta’am (including possible exclusive rights on jointly developed products), in Israel and/or elsewhere in the world. We have also agreed to discuss expanding cooperation regarding the production and marketing of cultivated meat products in the future, with an emphasis on cultivated pork. We intend to publicize information regarding such an agreement, should it eventuate.

Manufacturing of 700g (25 oz) of cultivated fat biomass

In July 2021, Peace of Meat cultivated just over 700 grams of pure chicken fat biomass in a single production run. We believe that producing this quantity of pure cultured material in one run is a breakthrough toward potentially manufacturing cultivated chicken fat at an industrial scale.

Partnering with Ashton Kutcher and Guy Oseary of BlueSoundWaves

In October 2021, BlueOcean Sustainability Fund, LLC, or BlueSoundWaves , led by Ashton Kutcher, Guy Oseary and Effie Epstein, partnered with us with the goal of accelerating our growth and development toward commercializing our proprietary cultured meat production technologies. BlueSoundWaves works closely with our management to advance our strategy, go-to-market activities and brand by leveraging the collective’s marketing and strategic expertise and network.

Cultivation of World’s Largest Bioprinted Steak

In December 2021, we announced that we had successfully three-dimensionally printed a 3.67 ounce cultivated steak, primarily composed of cultivated real fat and muscle tissues, without using soy or pea protein. The cells used to make the steak were produced with an advanced proprietary process that starts by isolating bovine stem cells from tissue samples and multiplying them. Upon reaching sufficient cellular mass, stem cells were formulated into bio inks compatible with our proprietary 3D bioprinter. The bio-inks were printed from a digital design file of a steak structure. The printed product was placed in an incubator to mature, allowing the stem cells to differentiate into fat and muscle cells and develop into fat and muscle tissue to form our steak.

Recent Developments

Promising results with muscle stem cell differentiation

In February 2022, we announced the successful development of a novel technology process in which muscle cells are fused into significant muscle fibers that better resemble those in whole cuts of meat. Bovine stem cells were isolated, proliferated in the lab, and differentiated into matured muscle cells with improved muscle fiber density, thickness and length. Based on these improvements, we have filed a provisional patent application with the United States Patent and Trademark Office.

Expansion of cultivated meat operation into the U.S. to accelerate go-to-market strategy

In March 2022, we announced that we will be opening a U.S. office. The new space will include activities in research and development, investor relations, and business development.

Corporate Information

We were incorporated in May 2018 in Israel as DocoMed Ltd., and originally provided digital health services. In July 2019, we changed our name to MeaTech Ltd., or MeaTech, and commenced our cultured meat technology development operations. In January 2020, MeaTech completed a merger with Ophectra, whereupon the name of Ophectra was changed to Meat-Tech 3D Ltd., and later further changed to MeaTech 3D Ltd., or MeaTech 3D. Our principal executive offices are located at 5 David Fikes St., P.O. Box 4061, Rehovot 7638205 Israel. The phone number at our principal executive offices is +972-73-332-2853.

Implications of Being an Emerging Growth Company and a Foreign Private Issuer

Emerging Growth Company

As of the date of this prospectus, we are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we may take advantage of certain exemptions from various reporting requirements that are applicable to publicly traded entities that are not emerging growth companies. These exemptions include:

•	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended;

•
to the extent that we no longer qualify as a foreign private issuer, (i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirement to hold a non-binding advisory vote on executive compensation, including golden parachute compensation; and

•
an exemption from compliance with the requirement that the Public Company Accounting Oversight Board has adopted regarding a supplement to the auditor’s report providing additional information about the audit and the financial statements.

As a result, the information contained in this prospectus may be different from the information you receive from other public companies in which you hold shares.

Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards applicable to public companies. This provision allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. This transition period is only applicable under U.S. GAAP. As a result, we will adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required or permitted by the IASB.

We may take advantage of these provisions for up to five years from the completion of our initial public offering or until such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company upon the earliest to occur of: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (ii) the date on which we have issued more than $1 billion in non-convertible debt securities during the previous three years and (iii) the first day of the year following the first year in which, as of the last business day of our most recently completed second fiscal quarter, the market value of our common equity held by non-affiliates exceeds $700 million. For additional information, please see “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2021, incorporated by reference herein.

Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended, or the Exchange Act, as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we continue to qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

•	the rules under the Exchange Act requiring domestic filers to issue financial statements prepared under U.S. GAAP;

•	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•
the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•
the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission, or the SEC, of quarterly reports on Form 10-Q containing unaudited financial statements and other specified information, and current reports on Form 8-K upon the occurrence of specified significant events.

Notwithstanding these exemptions, we will file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, as long as we remain a foreign private issuer, even after we no longer qualify as an emerging growth company, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risks and uncertainties discussed below and under the caption “Item 3. Key Information— D. Risk Factors” in our 2021 annual report, which is incorporated by reference in this prospectus, as well as the risks, uncertainties and additional information described in any applicable prospectus supplement or free writing prospectus and in the other documents incorporated by reference in this prospectus or in any such prospectus supplement. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

OFFERING STATISTICS AND EXPECTED TIMELINE

We may sell from time to time pursuant to this prospectus (as may be detailed in an applicable prospectus supplement) an indeterminate number of securities as shall have a maximum aggregate offering price of $75 million. The actual price per share of the ordinary shares that we will offer, or per security of the securities that we will offer, pursuant hereto will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution.”

CAPITALIZATION

Our capitalization will be set forth in a prospectus supplement to this prospectus or in a Report of Foreign Private Issuer on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities by our Company under this prospectus will be used as additional working capital, for funding the growth of our business, including, potentially, for funding any merger or acquisition opportunities that may arise with companies that have products, services and technologies that are complementary or synergistic to ours, for the re-purchase of our securities and for general corporate purposes. When securities are offered, the prospectus supplement relating thereto will set forth our intended use of the net proceeds that we receive from the sale of such securities.

OFFER AND LISTING DETAILS

The ADSs, each representing ten of our ordinary shares, are listed on the Nasdaq Capital Market under the symbol “MITC.”

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the particular terms of any securities offered by such prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, ordinary shares, ADSs, warrants, rights and/or units comprising any combination of these securities. The aggregate offering price for all securities that we may sell will not exceed $75 million.

General

As of December 31, 2021, our authorized share capital consists of 1,000,000,000 ordinary shares, no par value, of which 125,770,107 shares were issued and outstanding.

All of our outstanding ordinary shares are validly issued, fully paid and non-assessable. Our ordinary shares are not redeemable and do not have any preemptive rights.

Registration number and purposes of the company

Our registration number with the Israeli Registrar of Companies is 520041955. Our purpose as set forth in our articles of association is to engage in any lawful activity.

Voting rights and conversion

All ordinary shares will have identical voting and other rights in all respects.

Transfer of shares

Our fully-paid ordinary shares are issued in registered form and may be freely transferred under our articles of association, unless the transfer is restricted or prohibited by another instrument, applicable law or the rules of a stock exchange on which the shares are listed for trade. The ownership or voting of our ordinary shares by non-residents of Israel is not restricted in any way by our articles of association or the laws of the State of Israel, except for ownership by nationals of some countries that are, or have been, in a state of war with Israel.

Election of directors

Our ordinary shares do not have cumulative voting rights for the election of directors. As a result, the holders of a majority of the voting power represented at a shareholders meeting have the power to elect all of our directors, subject to the special approval requirements for external directors under the Israeli Companies Law, 5759-1999, or the Companies Law.

Under our articles of association, our board of directors must consist of no less than three but no more than 11 directors, including external directors. Pursuant to our articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares participating and voting at the relevant meeting.

In addition, our articles of association allow our board of directors to appoint new directors to fill in vacancies which can occur for any reason or as additional directors, provided that the number of board members shall not exceed the maximum number of directors mentioned above. The appointment of a director by the board shall be in effect until the following annual general meeting of the shareholders or until the end of the director’s tenure in accordance with our articles of association.

Our external directors have a term of office of three years under Israeli law and may be elected for up to two additional three-year terms under the circumstances described above. External directors may be removed from office only under the limited circumstances set forth in the Companies Law.

Dividend and liquidation rights

We may declare a dividend to be paid to the holders of our ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to our then last reviewed or audited financial statements, provided that the date of the financial statements is not more than six months prior to the date of the distribution, or we may distribute dividends that do not meet such criteria only with court approval. In each case, we are only permitted to distribute a dividend if our board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent us from satisfying our existing and foreseeable obligations as they become due. As of December 31, 2021, we did not have distributable earnings pursuant to the Companies Law.

In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of our ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Exchange controls

There are currently no Israeli currency control restrictions on remittances of dividends on our ordinary shares, proceeds from the sale of the shares or interest or other payments to non-residents of Israel.

Shareholder meetings

Under Israeli law, we are required to hold an annual general meeting of our shareholders once each calendar year that must be held no later than 15 months after the date of the previous annual general meeting. All general meetings other than the annual meeting of shareholders are referred to in our articles of association as special meetings. Our board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that our board of directors is required to convene a special meeting upon the written request of (i) any two of our directors or one-quarter of the members of our board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of our outstanding issued shares and 1% or more of our outstanding voting power or (b) 5% or more of our outstanding voting power.

Under Israeli law, one or more shareholders holding at least 1% of the voting rights at the general meeting may request that the board of directors include a matter in the agenda of a general meeting to be convened in the future, provided that it is appropriate to discuss such a matter at the general meeting.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and 40 days prior to the date of the meeting. Furthermore, the Companies Law requires that resolutions regarding the following matters must be passed at a general meeting of our shareholders:

•	amendments to our articles of association;

•	appointment or termination of our auditors;

•	appointment of external directors;

•	approval of certain related party transactions;

•	increases or reductions of our authorized share capital;

•
the exercise of our board of director’s powers by a general meeting, if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management.

Under our articles of association, we are required to publish notice of any annual or special general meeting in two widely-published, Hebrew-language daily newspapers, and are not required to give notice of any annual general meeting or special general meeting to our registered shareholders, unless otherwise required by law. The Companies Law requires that a notice of any annual general meeting or special general meeting be provided to our shareholders at least 21 days prior to the meeting and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, or an approval of a merger, or as otherwise required under applicable law, notice must be provided at least 35 days prior to the meeting. Under the Companies Law, shareholders are not permitted to take action by written consent in lieu of a meeting.

Voting rights

Quorum requirements

Pursuant to our articles of association, holders of our ordinary shares have one vote for each ordinary share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for our general meetings of shareholders consists of at least two shareholders present in person, by proxy or written ballot who hold or represent between them at least 25% of the total outstanding voting rights. A meeting adjourned for lack of a quorum is generally adjourned to the next week at the same time and place or to a different time or date if so specified in the notice of the meeting. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a lawful quorum, instead of 25% otherwise required by the Companies Law.

Vote requirements

Our articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required by the Companies Law or by our articles of association. Pursuant to our articles of association, an amendment to our articles of association regarding any change to the board composition will require a simple majority. Under the Companies Law, each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if not extraordinary) requires a specific majority approval. Certain transactions with respect to remuneration of our office holders and directors require further approvals under the Companies Law. Under our articles of association, any change to the rights and privileges of the holders of any class of our shares requires a simple majority of the class so affected (or such other percentage of the relevant class that may be set forth in the governing documents relevant to such class), in addition to the ordinary majority vote of all classes of shares voting together as a single class at a shareholder meeting. Another exception to the simple majority vote requirement is a resolution for the voluntary winding up, or an approval of a scheme of arrangement or reorganization, of the company pursuant to Section 350 of the Companies Law, which requires the approval of holders of 75% of the voting rights represented at the meeting, in person, by proxy or by voting deed and voting on the resolution.

Access to corporate records

Under the Companies Law, shareholders are entitled to access to minutes of our general meetings, our shareholders register and principal shareholders register, our articles of association, our financial statements and any document that we are required by law to file publicly with the Israel Securities Authority. In addition, shareholders may request any document related to an action or transaction requiring shareholder approval under the related-party transaction provisions of the Companies Law. We may deny this request if we believe it has not been made in good faith or if such denial is necessary to protect our interest or protect a trade secret or patent.

Modification of class rights

Under the Companies Law and our articles of association, the rights attached to any class of share, such as voting, liquidation and dividend rights, may be amended by adoption of a resolution by the holders of a majority of the shares of that class present at a separate class meeting, or otherwise in accordance with the rights attached to such class of shares, as set forth in our articles of association.

Shareholder duties

Under the Companies Law, a shareholder has a duty to act in good faith and customary manner toward the company and other shareholders and to refrain from abusing its power in the company. This duty applies, among other things, when voting at a meeting of shareholders on an amendment to the articles of association, an increase of the authorized share capital, a merger or certain related-party transactions.

In addition, certain shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder that knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, under our articles of association, has the power to appoint or to prevent the appointment of a director or officer of the company or to exercise another power with respect to the company. The Companies Law does not define the substance of this duty of fairness. However, a shareholder’s breach of the duty of fairness is subject to laws regarding breaches of contracts and takes into account the status of such shareholder with respect to the company.

Acquisitions under Israeli law

Full tender offer

A person wishing to acquire shares of a publicly-traded company incorporated in Israel, and who would, as a result, hold over 90% of the target company’s issued and outstanding share capital is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. If the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company, and more than half of the shareholders who do not have a personal interest in the offer accept the offer, all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares.

Upon a successful completion of such a full tender offer, any shareholder that was an offeree in such tender offer, whether or not such shareholder accepted the tender offer, may, within six months from the date of acceptance of the tender offer, petition an Israeli court to determine whether the tender offer was for less than fair value and that the fair value should be paid as determined by the court. However, under certain conditions, the offeror may include in the terms of the tender offer that an offeree who accepted the offer will not be entitled to petition the Israeli court as described above.

If a tender offer is not accepted in accordance with the requirements set forth above, the acquirer may not acquire shares from shareholders who accepted the tender offer that will increase its holdings to more than 90% of the company’s issued and outstanding share capital or of the applicable class.

Special tender offer

The Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of 25% of the voting rights in the company, unless there is already a person holding 25% of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if, as a result of the acquisition, the purchaser would become a holder of more than 45% of the voting rights in the company, unless there is already a person holding more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval or (ii) was from a 25% or 45% shareholder, as the case may be. The tender offer must be extended to all shareholders, but the offeror is not required to purchase more than 5% of the company’s outstanding shares, regardless of how many shares are tendered by shareholders. The tender offer generally may be consummated only if (i) at least 5% of the voting rights in the company will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer.

Merger

The Companies Law permits merger transactions if approved by each party’s board of directors and, unless certain requirements described under the Companies Law are met, by a majority vote of each party’s shares.

Special rules govern a merger with an acquiror that is already affiliated with the target. Unless a court rules otherwise, the merger must also be approved by at least 50% of the votes of the shares of the target that are held by the shareholders other than (i) the acquiror and (ii) any person (or group of persons acting in concert) who holds 25% or more of the voting rights of the acquiror, or the right to appoint 25% or more of the directors of the acquiror. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders. If the transaction would have been approved by the shareholders of a merging company but for the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court holds that the merger is fair and reasonable, taking into account the value to the parties to the merger and the consideration offered to the shareholders of the company.

Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of the merging entities, and may further give instructions to secure the rights of creditors.

In addition, a merger may not be consummated unless at least 50 days have passed from the date on which a proposal for approval of the merger was filed by each party with the Israeli Registrar of Companies and at least 30 days have passed from the date on which the merger was approved by the shareholders of each party.

Anti-takeover measures under Israeli law

The Companies Law allows us to create and issue shares having rights different from those attached to our ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the date of this prospectus, no preferred shares are authorized under our articles of association. In the future, if we do authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to it, may have the ability to frustrate or prevent a takeover or otherwise prevent our shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to our articles of association, which requires the prior approval of the holders of a majority of the voting power attaching to our issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate and the majority vote required to be obtained at such a meeting will be subject to the requirements set forth in the Companies Law.

Borrowing powers

Pursuant to the Companies Law and our articles of association, our board of directors may exercise all powers and take all actions that are not required under law or under our articles of association to be exercised or taken by our shareholders, including the power to borrow money for company purposes.

Changes in capital

Our articles of association enable us to increase or reduce our share capital. Any such changes are subject to the provisions of the Companies Law and must be approved by a resolution duly passed by our shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both our board of directors and an Israeli court.

The terms of the Option and Allocation Plan are described under the caption “Item 6. Directors, Senior Managers and Employees — B. Compensation” in our Annual Report on Form 20-F for the year ended December 31, 2021, and in any other filing we make with the SEC subsequent to the date of this prospectus, each of which is incorporated by reference in this prospectus. As of December 31, 2021, 8,503,100 ordinary shares underlying options issued pursuant to the Option and Allocation Plan were outstanding and had a weighted-average exercise price of $0.85. As of December 31, 2021, 941,045 ordinary shares underlying RSUs issued pursuant to the Option and Allocation Plan were outstanding and had a weighted-average purchase price of $0.06.

Changes in Our Share Capital During the Last Three Fiscal Years

Since January 1, 2019, the changes to our share capital are as follows:

•
In September and October 2019, we issued 19,681 ordinary shares to certain investors at a price of $95.94 per share and 9,839 warrants exercisable into ordinary shares at an exercise price of $353 per warrant, for aggregate gross proceeds of $1.89 million;

•
In May 2020, we issued to certain investors 1,391,794 ordinary shares and warrants to purchase 8,040,382 ordinary shares at an exercise price of NIS 3.36 per warrant, for aggregate gross proceeds of $1 million;

•	In May 2020, we issued to certain investors 4,398,570 ordinary shares and 4,398,570 warrants to purchase ordinary shares at an exercise price of NIS 3.03, for aggregate gross proceeds of $2.4 million;

•
In August 2020, we issued to certain investors 5,292,160 ordinary shares and warrants exercisable into 7,409,021 ordinary shares at an exercise price of NIS 3.95 per share, for aggregate gross proceeds of $5.8 million, as well as rights exercisable into 1,374,998 ordinary shares at an exercise price of NIS 3.00 per share, and rights for warrants exercisable into 1,925,000 ordinary shares at an exercise price of NIS 3.95 per share;

•
In December 2020, we issued to certain investors 6,791,600 ordinary shares, warrants exercisable into 3,395,800 ordinary shares at an exercise price of NIS 5.00 per share and warrants exercisable into 3,395,800 ordinary shares at an exercise price of NIS 6.00 per share, for aggregate gross proceeds of $7.3 million;

•	In February 2021, we issued 4,070,766 ordinary shares and rights to purchase 4,070,766 additional ordinary shares to shareholders of Peace of Meat in return for their shares;

•	In March 2021, we sold 2,721,271 ADSs, each representing ten ordinary shares, no par value, in our U.S. initial public offering for net proceeds of $24.7 million;

•
During the year ended December 31, 2020, we issued to certain employees and consultants options exercisable into 8,196,847 ordinary shares with a weighted-average exercise price of $0.96 and restricted share units vesting into 1,603,000 ordinary shares; and

•
During the year ended December 31, 2021, we issued to certain employees and consultants options exercisable into 6,723,100 ordinary shares with a weighted-average exercise price of $0.92 and restricted share units vesting into 377,500 ordinary shares, as well as (i) an option to purchase 6,215,770 ordinary shares and (ii) restricted share units vesting into 1,243,150 of our ordinary shares, to BlueSoundWaves as consideration for entry into a services and collaboration agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Computershare. Its address is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100.

The transfer agent and registrar for the ADSs representing our ordinary shares is the Bank of New York Mellon. Its address is 240 Greenwich Street, New York, New York 10286 and its telephone number is (212) 495-1784.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES

American Depositary Shares

The Bank of New York Mellon, as depositary, registers and delivers the ADSs. Each ADS represents ten ordinary shares (or a right to receive ten ordinary shares). Each ADS also represents any other securities, cash or other property which may be held by the depositary. The depositary’s office at which the ADSs are administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.

You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name or (ii) by having uncertificated ADSs registered in your name or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.

Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.

ADS holders are not treated as shareholders and do not have shareholder rights. Israeli law governs shareholder rights. The depositary is the holder of the ordinary shares underlying the ADSs. Registered holders of ADSs have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.

The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents see “Where You Can Find More Information.”

Dividends and Other Distributions

How will you receive dividends and other distributions on the shares?

The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent.

Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the ordinary shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.

Before making a distribution, any withholding taxes or other governmental charges that must be paid will be deducted. The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

Shares.   The depositary may distribute additional ADSs representing any ordinary shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell ordinary shares which would require it to deliver a fraction of an ADS (or ADSs representing those ordinary shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed ordinary shares (or ADSs representing those ordinary shares) sufficient to pay its fees and expenses in connection with that distribution.

Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional ordinary shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of ordinary shares, new ADSs representing the new ordinary shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary will have a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, ordinary shares, rights or other securities under the Securities Act of 1933, as amended, or the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our ordinary shares or any value for them if it is illegal or impractical for us to make them available to you.

Deposit, Withdrawal and Cancellation

How are ADSs issued?

The depositary will deliver ADSs if you or your broker deposits ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.

How can ADS holders withdraw the deposited securities?

You may surrender your ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other securities. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.

How do ADS holders interchange between certificated ADSs and uncertificated ADSs?

You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.

Voting Rights

How do you vote?

ADS holders may instruct the depositary how to vote the number of deposited ordinary shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of our articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Except by instructing the depositary as described above, you won’t be able to exercise voting rights unless you surrender your ADSs and withdraw the ordinary shares. However, you may not know about the meeting enough in advance to withdraw the ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.

We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares represented by your ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if the ordinary shares represented by your ADSs are not voted as you requested.

In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon at least 30 days in advance of the meeting date.

Fees and Expenses

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of ordinary shares or rights or other property Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

A fee equivalent to the fee that would be payable if securities distributed to you had been ordinary shares and the ordinary shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders

$.05 (or less) per ADS per calendar year	Depositary services

Persons depositing or withdrawing ordinary shares or ADS holders must pay	For
Registration or transfer fees	Transfer and registration of ordinary shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw ordinary shares

Expenses of the depositary	Cable (including SWIFT), telex and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars

Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or ordinary shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary

Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary

The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing ordinary shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.

From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.

The depositary may convert foreign currency itself or through any of its affiliates or the custodian or we may convert foreign currency and pay U.S. dollars to the depositary. Where the depositary converts foreign currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, fees and transaction spreads that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliates in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be most favorable to ADS holders, subject to its obligations to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts foreign currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.

Payment of Taxes

You will be responsible for any taxes or other governmental charges payable on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register any transfer of your ADSs or allow you to withdraw the deposited securities represented by your ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.

Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities

The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.

If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.

If there is any change in the deposited securities such as a subdivision, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.

If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.

If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender or of those ADSs or cancel those ADSs upon notice to the ADS holders.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the depositary to amend the deposit agreement and the ADRs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?

The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:

•	60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•
we delist the ADSs from an exchange in the United States on which they were listed and do not list them on another exchange in the United States or list our ordinary shares on an exchange outside the United States and make arrangements for trading of ADSs on the U.S. over the counter market within a reasonable time;

•	the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•	we appear to be insolvent or enter insolvency proceedings;

•	all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•	there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•	there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.

After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to the ADSs holder (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.

Limitations on Obligations and Liability

Limits on our obligations and the obligations of the depositary; Limits on liability to holders of ADSs

The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:

•
are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•	are not liable if we are or it is prevented or delayed by law or circumstances beyond our or its control from performing our or its obligations under the deposit agreement;

•	are not liable if we exercise or it exercises discretion permitted under the deposit agreement;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•	have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•	are not liable for the acts or omissions of any securities depository, clearing agency or settlement system;

•	may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person; and

•
the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.

Requirements for Depositary Actions

Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:

•	payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities;

•	satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•	compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.

Your Right to Receive the Ordinary Shares Underlying your ADSs

ADS holders have the right to cancel their ADSs and withdraw the underlying ordinary shares at any time except:

•
when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•	when you owe money to pay fees, taxes and similar charges; or

•	when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.

Direct Registration System

In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, or DRS, and Profile Modification System, or Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.

In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.

Shareholder Communications; Inspection of Register of Holders of ADSs

The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.

Jury Trial Waiver

The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.

You will not by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase ordinary shares, ADSs and/or other securities. We may issue warrants independently or together with any other securities offered by any prospectus supplement and the warrants may be attached to or separate from those securities. We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. Any series of warrants may be issued under a separate warrant agreement, which may be entered into between us and a warrant agent specified in an applicable prospectus supplement relating to a particular series of warrants. Any such warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust with any of the holders of the warrants. We may also choose to act as our own warrant agent. We will set forth the material terms of the warrants and any applicable warrant agreements in the applicable prospectus supplement relating to the issuance of any warrants, including, where applicable, the following:

●	the title of the warrants;

●	the aggregate number of the warrants;

●	the number of securities purchasable upon exercise of the warrants;

●	the designation and terms of the securities, if any, with which the warrants are issued, and the number of the warrants issued with each such offered security;

●	the date, if any, on and after which the warrants and the related securities will be separately transferable;

●	the price at which, and form of consideration for which, each security purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	if applicable, a discussion of the material Israeli and U.S. income tax considerations applicable to the issuance or exercise of such warrants;

●	the anti-dilution and adjustment of share capital provisions of the warrants, if any;

●	the minimum or maximum amount of the warrants which may be exercised at any one time;

●	any circumstances that will cause the warrants to be deemed to be automatically exercised; and

●	any other material terms of the warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination of such securities as specified in the applicable prospectus supplement. The applicable prospectus supplement will describe:

●	the terms of the units and of the ordinary shares and/or warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

●	a description of the terms of any unit agreement governing the units or any arrangement with an agent that may act on our behalf in connection with the unit offering;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units; and

●	any material provisions of the governing unit agreement, if any, that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable units agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of any applicable units agreement if we offer units, see “Where You Can Find More Information.”

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time in one or more of the following ways:

•	through agents;

•	to or through one or more underwriters on a firm commitment or agency basis;

•	directly to a limited number of purchases or to a single purchase;

•	in “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through any other method permitted by applicable law and described in the applicable prospectus supplement.

The prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of such securities and the proceeds to be received by us, if any;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The securities may be sold through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on commercially reasonable efforts basis for the period of its appointment.

Sales to or through one or more underwriters or agents in at-the-market offerings will be made pursuant to the terms of a distribution agreement with the underwriters or agents. Such underwriters or agents may act on an agency basis or on a principal basis. During the term of any such agreement, shares may be sold on a daily basis on any stock exchange, market or trading facility on which the ordinary shares are traded, in privately negotiated transactions or otherwise as agreed with the underwriters or agents. The distribution agreement will provide that any ordinary share sold will be sold at negotiated prices or at prices related to the then prevailing market prices for our ordinary shares. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we may also agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our ordinary shares or other securities. The terms of each such distribution agreement will be described in a prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions paid for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make.

The prospectus supplement may also set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Each series of securities will be a new issue of securities and will have no established trading market, other than our ordinary shares, which are listed on The Nasdaq Global Select Market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than our ordinary shares, may or may not be listed on a national securities exchange.

TAXATION

The material U.S. federal and Israeli income tax consequences, if any, relating to the purchase, ownership and disposition of our securities offered by this prospectus will be set forth in the prospectus supplement pertaining to the offering of such securities.

ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and any Israeli experts named in this prospectus, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a significant number of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed MeaTech U.S., Inc. as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with any offering described in this prospectus. The address of our agent is 1007 North Orange Street, 10th Floor, Wilmington, Delaware 19801.

We have been informed by our legal counsel in Israel, Meitar | Law Offices, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

LEGAL MATTERS

Certain legal matters with respect to Israeli law and with respect to the validity of the offered securities under Israeli law will be passed upon for us by Meitar | Law Offices, Ramat Gan, Israel. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in an applicable prospectus supplement.

EXPERTS

The consolidated financial statements of MeaTech 3D Ltd. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations together with other matters described in the notes to those consolidated financial statements raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F, with the SEC. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders, and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information are filed by us with, or furnished to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC (http://www.sec.gov).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file or furnish annual and current reports and other information with the SEC. These filings and other submissions contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed or furnished, or will file or furnish, with or to the SEC.

We incorporate by reference in this prospectus the documents listed below and all amendments or supplements to such documents that we may file or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act:

●	Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2021, filed with the SEC on March 24, 2022; and

●
The description of our ordinary shares contained in (i) Registration Statement on Form F-1, as amended (File No. 333-253257), filed with the Commission on March 11, 2021, which is incorporated by reference into the Registrant’s Registration Statement on Form 8-A (File No. 001-40173) filed with the SEC on March 5, 2021, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, as updated by (ii) Exhibit 2.1 to the 2021 annual report, and any amendment or report filed for the purpose of further updating that description.

We further incorporate by reference in this prospectus each of the following documents, which will be considered a part of this prospectus from the date of filing or furnishing of such documents:

●
any Reports of Foreign Private Issuer on Form 6-K furnished to the SEC by us after the date of the registration statement of which this prospectus forms a part, that we specifically identify in such reports as being incorporated by reference in that registration statement; and

●	all subsequent Annual Reports on Form 20-F filed after the effective date of the registration statement of which this prospectus forms a part and prior to the termination of this offering.

Certain statements in and portions of this prospectus update and replace information in the above-listed, already-filed or furnished documents incorporated by reference. Likewise, statements in or portions of a future document listed above that is incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above-listed documents.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to our headquarters, which are currently located at 5 David Fikes St., Rehovot 7632805, Israel, Attn: VP of Corporate Development of the Company, telephone number: +972-73-332-2853. Copies of these filings and submissions may also be accessed at our website, www.meatech3d.com. Information contained in our website is not part of this prospectus.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates, except the SEC registration fee. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$6,953
FINRA fees	*
Printing and engraving costs	*
Legal fees and expenses	*
Accountants fees and expenses	*
Miscellaneous	*

Total	*

* These fees and expenses depend on the number of securities offered and the number of offerings by us under this prospectus, and, accordingly, cannot be estimated at this time.

1,095,000 American Depositary Shares, each representing ten (10) Ordinary Shares
Pre-Funded Warrants to Purchase up to 4,905,000 American Depositary Shares
4,905,000 American Depositary Shares Underlying the Pre-Funded Warrants

Prospectus Supplement

July 25, 2023

H.C. Wainwright & Co.